                                                                   EXHIBIT 10.15

                                    SUBLEASE

      THIS SUBLEASE is made as of the ___ day of March, 2003, by and between SONICNET LLC, a Delaware limited liability company, hereinafter referred to as "Sublessor" and BIGFOOT INTERACTIVE, INC., a New York corporation, hereinafter referred to as "Sublessee" with reference to the following facts:

A. TM Park Avenue Associates, hereinafter referred to as "Landlord", and SonicNet, Inc., predecessor-in-interest to Sublessor, entered into a certain Lease dated December 1, 1998 (together with any and all amendments thereto, the "Lease"), with respect to the premises comprising the entire 18th floor of the building, containing approximately 14,875 rentable square feet, located at 315 Park Avenue South, New York, New York (the "Subleased Premises"), being more particularly described in the Lease, a copy of which is attached hereto and made a part hereof.

B. Sublessor wishes to sublease to Sublessee and Sublessee wishes to sublease from Sublessor the Subleased Premises.

Sublessor and Sublessee hereby agree to the following:

            1. Sublessor hereby subleases to Sublessee the Subleased Premises upon and subject to the terms and conditions hereinafter set forth.

            2. The term of the Sublease shall commence on the date (the "Commencement Date") which is the next business day after Sublessor shall have notified Sublessee that Landlord has given its consent to this Sublease and shall terminate on May 30, 2009 (the "Expiration Date"). Sublessee shall have no right to extend this Sublease beyond the Expiration Date.

            3. (a) Sublessee shall pay to Sublessor a base monthly rent of Twenty Four Thousand Seven Hundred Ninety-one and 67/100 ($24,791.67) Dollars, based on an

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annual rate of Twenty and 00/100 ($20.00) Dollars per rentable square foot.
Commencing as of September 1, 2006, the base monthly rent shall be increased to Twenty Seven Thousand Two Hundred Seventy and 83/100 ($27,270.83) Dollars, based on an annual rate of Twenty Two and 00/100 ($22.00) Dollars per rentable square foot. Sublessee shall pay the sum of $24,791.67 to Sublessor upon its execution of this Sublease, which sum shall be applied to the first month's rent payable by Sublessee hereunder.

                  (b) In addition to the base monthly rent, effective as of the Commencement Date, Sublessee shall pay to Sublessor, as additional rent, (i) the amount by which Sublessor's share of "Operating Expenses" (as defined in the Lease) payable under the Lease during 2004, 2005, 2006, 2007, 2008 or 2009 exceeds Sublessor's share of "Operating Expenses" payable under the Lease during calendar year 2003; and (ii) the amount by which Sublessor's share of "Taxes" (as defined in the Lease) payable under the Lease during 2004, 2005, 2006, 2007, 2008 or 2009 exceeds Sublessor's share of "Taxes" payable under the Lease during the 2003 "Tax Year" (as defined in the Lease). With respect to additional rent payable hereunder for 2009, Sublessee's obligations shall be limited to its proportionate share (i.e., 5 out of 12 months) of any increases; it being acknowledged that to the extent the amount of Operating Expenses and/or Taxes for 2009 is not available at the Expiration Date, this provision shall survive the expiration of this Sublease.

                  (c) Effective as of the Commencement Date, Sublessee shall pay to Sublessor the sum of $3,738.05 per month as payment for electricity consumed in the Subleased Premises, which sum is the amount currently charged to Sublessor under the Lease. In the event that the amount charged Sublessor for electricity is increased under the Lease, Sublessee's rate shall be similarly increased.

                  (d) Sublessee shall pay any and all service charges required to be paid by tenant under the Lease and relating to the Subleased Premises from and after the Commencement Date.Except as otherwise set forth herein to the contrary, any and all

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other costs incurred by Sublessee that would be payable by Sublessor as tenant under the Lease shall be borne by Sublessee from and after the Commencement
Date.

                  (e) All rent and additional rent shall be payable on the first day of each month without any set-off or deduction whatsoever to Sublessor at the address set forth below, unless otherwise specified in a written notice to Sublessee as hereinafter provided. Rent for any other period of less than one month shall be apportioned based on the number of days in that month.

                  (f) Notwithstanding anything to the contrary contained in this paragraph, no base monthly rent shall be due for the period commencing on the Commencement Date and expiring on November 30, 2003 (the "Abatement Period"); provided, however, that Sublessee shall pay all additional rent for the Abatement Period as required hereunder. The entire base rent otherwise due and payable for the Abatement Period shall become immediately payable upon the occurrence of an event of default by Sublessee under this Sublease.

            4. In addition to such remedies as may be provided in the Lease or this Sublease, Sublessor shall be entitled to a late charge of ten percent (10%) of the amount of the monthly rent if not received by the tenth day of the month, and a charge of five percent (5%) of the amount of any check given by Sublessee not paid when first presented by Sublessor. The parties agree that damages to Sublessor as a result of a late payment or an unpaid check by Sublessee are difficult to ascertain and that these charges represent a fair and reasonable estimate of said damages. Acceptance by Sublessor of a late charge shall not constitute a waiver by Sublessor of any default of Sublessee nor prevent Sublessor from exercising any right or remedy hereunder or otherwise available by law.

            5. Sublessee shall deliver to Sublessor simultaneously with the execution of the Sublease an irrevocable letter of credit in a form and content satisfactory to Sublessor for the sum of $81,812.49 as security for the faithful performance and observance by

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                                                                               4

Sublessee of the terms, provisions and conditions of this Sublease. Said irrevocable letter of credit shall provide that (i) funds secured by the letter of credit shall be available to Sublessor following presentation by Sublessor to the issuing bank with a copy to Sublessee of (a) a duly executed draft and (b) the original letter of credit, and (ii) that the letter of credit be transferable one or more times by Sublessor without the consent of Sublessee. In the event that an Event of Default occurs hereunder, Sublessor may draw upon said letter of credit only to the extent required for the payment of any rent or additional rent as to which Sublessee is in default and in such event, Sublessee shall, upon written demand by Sublessor, restore the security to its original amount. The letter of credit shall expire not earlier than 12 months after the date of delivery to Sublessor and shall provide that same shall be automatically renewed for successive 12-month periods through a date which is not earlier than 60 days after the Expiration Date of this Sublease, unless written notice of non-renewal has been given by the issuing bank to Sublessor by registered or certified mail, return receipt requested, not less than 30 days prior to the expiration of the current period. If the issuing bank does not renew the letter of credit, and if Sublessee does not deliver a substitute letter of credit at least 30 days prior to the expiration of the current period, then in addition to its rights granted hereunder, Sublessor shall have the right to draw on the existing letter of credit and the amounts so drawn shall be held by Sublessor as cash collateral, to be drawn upon by Sublessor to the same extent drawings under the letter of credit are permitted hereunder. In the event that the actual amount due from Sublessee as additional rent hereunder is not known to Sublessor as of the Expiration Date, Sublessee shall continue to maintain the letter of credit following the Expiration Date until said actual amount due has been determined by Sublessor and paid by Sublessee. Sublessee acknowledges and agrees that it shall pay upon Sublessor's demand, as Additional Rent, any and all costs and fees charged in connection with the Letter of Credit that arise due to Sublessor's transfer of its interest in the Lease or the Sublease.

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                                                                               5

            6. (a) Sublessee shall use the Subleased Premises solely for office use and for no other purposes. Sublessee shall have access to the Subleased Premises 24 hours per day, 7 days per week.

                  (b) Sublessee agrees to comply with all rules and regulations that Landlord has made or may hereafter from time to time make for the Building. Sublessor shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

            7. (a) Except as otherwise provided herein, Sublessee shall not transfer, assign, sublet, enter into license agreements, mortgage or hypothecate this Sublease or the Sublessee's interest in and to the Subleased Premises without first procuring the prior written consent of Sublessor and Landlord. Sublessor agrees not to unreasonably withhold, condition or delay its consent to any proposed assignment or sublease. Any attempted transfer, assignment, subletting, license agreement, mortgage or hypothecation without Sublessor's and Landlord's prior written consent shall be void and confer no rights upon any third person. In the event of any sublease or assignment by Sublessee consented to by Sublessee and Landlord, Sublessee shall not be relieved from its covenants and obligations for the Sublease term. The acceptance of rent by Sublessor from any other person or entity shall not be deemed a waiver by Sublessor of any provision hereof. Sublessee agrees to reimburse Sublessor for any reasonable fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing agreement, mortgage or hypothecation of this Sublease or Sublessee's interest in and to the Subleased Premises. In addition, should Sublessee receive any consideration in connection with such transfer, assignment, subletting, license agreement, change in ownership, mortgage or hypothecation or a rental that exceeds all rentals to be paid to Sublessor hereunder, attributable to the Subleased Premises or portion thereof so assigned or sublet, then and in such event fifty

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                                                                               6

(50) percent of any such consideration or excess shall be paid over to Sublessor by Sublessee.

                  (b) The transfer of any stock of or ownership interest in Sublessee shall not require the consent of Sublessor; provided, however that in the event of a transfer of fifty percent (50%) or more, in the aggregate, Sublessee shall provide Sublessor with at least 15 days' prior written notice of such transfer.

                  (c) The consent of Sublessor and Landlord to any transfer, assignment, sublease, license agreement, mortgage or hypothecation of this Sublease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license agreement, mortgage or hypothecation.

            8. (a) Sublessee agrees to take the Subleased Premises in its "as is" broom-clean condition. Sublessee is fully familiar with the physical condition of the Subleased Premises and Sublessee's taking possession thereof shall constitute Sublessee's acknowledgment that the Subleased Premises, and every part thereof, are in good condition and without need of repair. Sublessor makes no representations or warranties to Sublessee with regard to any furniture, equipment or fixtures located at the Subleased Premises.

                  (b) Sublessee shall be responsible for all maintenance to the Subleased Premises in order to keep the Subleased Premises in good order and condition and as otherwise required by the Lease.

                  (c) All property of every kind placed or stored by Sublessee at the Subleased Premises shall be so placed or stored at the sole risk of Sublessee. Sublessor shall not be liable to Sublessee or any other person for any injury, loss, damage or inconvenience occasioned by any cause whatsoever to said property unless such injury, loss, damage or inconvenience is caused solely by the willful or negligent acts or omissions of Sublessor.

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                                                                               7

                  (d) Upon expiration or sooner termination of the Sublease, Sublessee shall quit and surrender the Subleased Premises in substantially the same condition as the Subleased Premises were in at the commencement of the term, reasonable wear and tear excepted, broom-clean, free of all personal effects and furniture, and as otherwise required by the terms of the Lease. Any improvements or fixtures installed by Sublessee which are affixed to the Subleased Premises by nails, screws or some other detachable means shall be removed upon the expiration or sooner termination of this Sublease. Sublessee shall repair all damage or defacement to the Subleased Premises and to the fixtures, appurtenances and equipment of Sublessor therein, caused by the Sublessee's removal of its furniture, fixtures, equipment, machinery and the like and the removal of any improvements or alterations.

            9. (a) Sublessee shall not, without the prior written consent of Sublessor and Landlord, make any alterations, improvements or additions to or upon the Subleased Premises. Sublessor agrees not to unreasonably withhold, condition or delay its consent. Notwithstanding the foregoing, if Landlord's consent to any alterations, improvements or additions is not required under the Lease, Sublessor's consent shall not be required. Under all circumstances, any alterations, improvements or additions made by Sublessee shall be (i) constructed in accordance with all applicable laws and regulations, with a proper permit and in a workmanlike manner, (ii) in compliance with the applicable provisions of the Lease including, without limitation, the provisions of Section 5.01(e); and (iii) conditioned on written acknowledgement by Sublessee of its obligation to remove any such alterations, improvements and additions upon the expiration or sooner termination of the Term, unless otherwise agreed to in writing by the Landlord.

                  (b) Sublessee shall have the right to make the alterations set forth on Exhibit "A" ("Tenant Work"), provided that (i) Sublessee shall submit plans and specifications for the Tenant Work to Sublessor and Landlord for its review and approval, (ii) to the extent required under the Lease, Landlord's written consent to Tenant's Work

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                                                                               8

has been obtained and delivered to Sublessor, and (iii) Sublessee otherwise complies with the provisions of subparagraph (a) above.

                  (c) Sublessee agrees to immediately discharge (either by payment or by filing of the necessary bond in the full amount of the lien, or otherwise) any mechanics', materialmen's or other liens against the Subleased Premises and/or the interests of Sublessor or Landlord therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Sublessee in, upon or about the Subleased Premises. Sublessee agrees to give Sublessor and Landlord prompt notice of the filing of any such liens.

            10. (a) Sublessee shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Sublessor under the Lease, naming Sublessor, as well as Landlord, in the manner required therein, and such property insurance as is required to be carried by Sublessor under the Lease to the extent such property insurance pertains to the Subleased Premises. If the Lease requires Sublessor to insure leasehold improvements or alterations, then Sublessee shall insure such leasehold improvements which are located in the Subleased Premises, as well as alterations in the Subleased Premises made by Sublessee. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party's property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Sublessee hereby waives claims against Landlord and Sublessor for property damage to the Subleased Premises or its contents if and to the extent that Sublessor waives such claims against Landlord under the Lease.

                  (b) Sublessee will furnish proof of such insurance coverage to Sublessor on or prior to the Commencement Date. Such policies shall contain a waiver of the insurer's right of subrogation against the Sublessor and Landlord, and shall require the

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insurer to give Sublessor thirty (30) days notice prior to the expiration or cancellation of insurance coverage.

                  (c) Sublessee will not do anything on the said Subleased Premises to make void or voidable any insurance upon the Subleased Premises or render necessary any increased or extra premium for the said insurance. If, as a result of improper maintenance, poor housekeeping, or any other conduct or other activities on the part of Sublessee, the insurance premiums are increased, Sublessee will pay the additional cost thereof, and in the event the conduct of Sublessee's business results in an increase in insurance premiums to be paid by Sublessor, Sublessee shall pay to Sublessor the amount of such increase.

            11. In the event of a fire or other casualty affecting the Building or the Subleased Premises, or of a taking of all or a part of the Building or Premises under the power of eminent domain, Sublessor may exercise any right which may have the effect of terminating the Lease without first obtaining the prior written consent of Sublessee. In the event Sublessor is entitled, under the Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Sublessee shall be entitled to its proportionate share of such rent abatement. If the Lease imposes on Sublessor the obligation to repair or restore leasehold improvements or alterations, at Sublessor's option such obligation shall pass to Sublessee.

            12. Sublessor represents that it is the successor in interest to SonicNet Inc. and that it has full power and authority to enter into this Sublease, subject to the consent of the Landlord, if required under the Lease. So long as Sublessee is not in default in the performance of its covenants and agreements in this Sublease, Sublessee's quiet and peaceable enjoyment of the Subleased Premises shall not be disturbed or interfered with by Sublessor, or by any person claiming by, through, or under Sublessor.

            13. Sublessor shall cooperate with Sublessee to cause Landlord to provide services required by Sublessee in addition to those otherwise required to be provided by

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Landlord under the Lease; provided, however, that nothing contained in this
Agreement shall require Sublessor to commence legal action or arbitration proceedings against Landlord unless Sublessee agrees to assume and pay all expenses associated with such action or proceeding in which case Sublessor shall commence such action or proceeding under the direction and control of Sublessee with counsel selected by Sublessee, who shall be reasonably satisfactory to Sublessor. Sublessee shall pay Landlord's charge for such services promptly after having been billed therefor by Landlord or by Sublessor. If at any time a charge for such additional services is attributable to the use of such services both by Sublessor and by Sublessee, the cost thereof shall be equitably divided between Sublessor and Sublessee.

            14. Upon expiration or sooner termination of this Sublease, if Sublessee shall hold over and remain on the Subleased Premises, such holding over shall not be deemed to be an extension of this Sublease, but shall, to the extent permitted under the Lease, be deemed to create a tenancy-at-sufferance, and in addition to any rights Sublessor may have under this Sublease or the Lease in the event of a default, Sublessee shall be obligated to pay to Sublessor an amount equal to two (2) times the base monthly rent and additional rent payable by Sublessor under the Lease on the date before such hold over for each day that Sublessee remains in occupancy of the Subleased Premises. Notwithstanding the above, Sublessee shall indemnify and hold Sublessor harmless from any liability, loss, costs and expenses, including, but not limited to, reasonable attorneys' fees, arising out of such holding over by Sublessee.

            15. Sublessee agrees to indemnify and hold Sublessor harmless against all loss, damage, liability, or expense arising out of injury to third parties or their property (i) caused by any breach or default by Sublessee of any covenant or obligation it has hereunder (including but not limited to all covenants or obligations of the tenant under the lease assumed by Sublessee pursuant to the terms of this Sublease), or (ii) caused by or in connection with anything owned or controlled by Sublessee, or (iii) resulting from any

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act, failure to act, or negligence of Sublessee or its employees, agents or invitees, or (iv) resulting from any nuisance suffered on the Subleased Premises, except for damage or injury to third parties or property resulting from the proven negligence or misconduct of Sublessor. Sublessee further agrees to indemnify Sublessor and hold Sublessor harmless from all losses, damages, liabilities and expenses which Sublessor may incur, or for which Sublessor may be liable to Landlord, arising from the acts or omissions of Sublessee which are or are alleged to be defaults under the Lease or are the subject matter of any indemnity or hold harmless of Sublessor to Landlord under the Lease.

            16. Sublessee shall allow Sublessor or its agents during the term, at reasonable times, to enter and view the Subleased Premises, to make repairs and alterations if it should elect to do so and to show the Subleased Premises to others at reasonable times.

            17. (a) Sublessee represents that it has read and is familiar with the Lease. It is specifically understood and agreed that this Sublease and each and every provision hereof is and shall remain subject to the Lease and each and every provision thereof, and that in the event that the Lease shall terminate for any reason whatsoever, then, in that event this Sublease shall simultaneously terminate and neither party hereto shall thereby acquire any right or cause of action against the other party by reason of such termination.

                  (b) Except as otherwise specifically provided in this Sublease, the terms, provisions, covenants, rules and regulations, rights, obligations, remedies and agreements of the Lease are incorporated herein by reference with the same force and effect as if they were fully set forth herein except that any reference in the Lease to "Landlord", "Tenant" and "Premises" shall mean Sublessor, Sublessee and Subleased Premises, respectively, as such terms are used in this Sublease, and shall, as between Sublessor and Sublessee, constitute the terms of this Sublease except to the extent they do not relate to the Subleased Premises or are inapplicable, inappropriate, inconsistent with or modified by the provisions of this Sublease, and except that the time limits

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contained in the Lease for the giving of notices, making of demands, or performing of any act, condition or covenant on the part of Subtenant as tenant under the Lease or for the exercise by Sublandlord as landlord under the Lease of any right, remedy, option, are changed for the purposes of incorporation herein by shortening the same in each instance by two (2) business days so that in each instance Subtenant shall have two (2) business days less time to observe or perform under this Sublease than Sublandlord has as tenant under the Lease. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Lease. In all instances where consent of the "Landlord" is required by the Lease, for purposes of this Sublease consent of both Sublessor and Landlord shall be required, and in such instances, if Landlord's consent is obtained, Sublessor shall not unreasonably withhold, condition or delay its consent.

                  (c) Except to the extent that this Sublease provides for a conflicting or alternative term, coventant, condition or obligation, Sublessee covenants and agrees to comply with all of the terms, covenants, conditions and obligations of the Lease to be kept and performed on the part of the tenant thereunder insofar as they relate to the Subleased Premises. Sublessee shall not commit or permit to be committed any act or omission or allow any condition to exist which shall violate any term or condition of the Lease. Sublessee shall neither do nor permit anything to be done which would cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the landlord under the Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims, liabilities and damages of any kind whatsoever by reason of any breach or default on the part of Sublessee.

                  (d) To the extent that the Lease requires or obligates Landlord to maintain, repair, restore, or otherwise expend any monies for preserving and maintaining all or any portion of the Subleased Premises or to furnish any services to the Subleased

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Premises, such obligation shall not pass to Sublessor by reason of this Sublease and shall remain with the Landlord.

                  (e) Sublessor hereby represents and warrants to Sublessee that it is not in default of any rental obligation under the Lease; and that to the best of its knowledge, (i) it is not in default under any other provision under the Lease, (ii) Landlord is not in default under any provision of the Lease and
(iii) the Lease is in full force and effect in accordance with its terms.

                  (f) Sublessor agrees, upon receipt from Sublessee of written notice of any default, obligation or duty of Landlord under the Lease, to promptly notify Landlord of Sublessee's notice and to use its prompt and reasonable efforts to cause Landlord to rectify or fulfill any default, obligation or duty as listed in Sublessee's notice; provided, however that nothing contained in this Agreement shall require Sublessor to commence legal action or arbitration proceedings against Landlord unless Sublessee agrees to assume and pay all expenses associated with such action or proceeding in which case Sublessor shall commence such action or proceeding under the direction and control of Sublessee with counsel selected by Sublessee, who shall be reasonably satisfactory to Sublessor.

                  (g) As between the parties hereto only, in the event of a conflict between the terms of the Lease and the terms of this Sublease, the terms of this Sublease shall control only to the extent they are inconsistent with the terms of the Lease and their respective counterpart provisions in the Lease shall be excluded only to such extent. Notwithstanding anything herein contained, as between Sublessor and Sublessee, and for purposes of this Sublease, the following provisions of the Lease are hereby deleted: Sections 1.02, 1.03, 1.08, 1.09, 1.10, Article 2, Section 6.02, Article 7, Sections
11.01, 18.02, 21.04, 21.06, Article 22, Article 23, Sections 27.06, 27.12,
27.25, 27.26 and 27.27. Sublessor agrees to indemnify and hold Sublessee harmless against any liability, obligation, cost or expense asserted by Landlord against Sublessee arising

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                                                                              14

out of an obligation under the Lease that was not assumed or required to be performed by Sublessee hereunder.

            18. Sublessee shall be in default hereunder upon the happening of any of the following events ("Events of Default"):

                  (i) if Sublessee shall fail to make payment of rent or any installment thereof or any other sum required to be paid by Sublessee under this Sublease and such failure shall continue for ten (10) days after written notice to Sublessee; or

                  (ii) if the leasehold interest of Sublessee shall be taken on execution or by other process of law which would permit a third party to have possession of the Subleased Premises; or

                  (iii) if Sublessee shall be judicially declared bankrupt or insolvent according to law; or

                  (iv) if any assignment shall be made of the property of Sublessee for the benefit of creditors; or

                  (v) if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Sublessee's property by a court of competent jurisdiction; or

                  (vi) if a petition shall be filed for the reorganization of Sublessee under any provisions of the Bankruptcy Code now or hereafter enacted and such proceeding is not dismissed within sixty (60) days after it is begun; or

                  (vii) if Sublessee shall file a petition for such
                        reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payments of debts; or

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                                                                              15

                  (viii) if the Subleased Premises shall be abandoned, deserted or vacated; or

                  (ix) if Sublessee shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Sublessee, and such default shall continue for thirty (30) days after notice thereof in writing to Sublessee.

            19. (a) Upon the occurrence of any one or more Events of Default, Sublessor may exercise any remedy against Sublessee which Landlord may exercise for default by Sublessor under the Lease.

                  (b) Sublessee shall pay and discharge all costs of Sublessor, including reasonable attorneys' fees, expenses and court costs, that shall arise from enforcing any of the terms, covenants and agreements contained in this Sublease.

            20. Sublessee covenants with Sublessor that the failure of Sublessor to insist in any one or more instances upon the strict and literal performance of any of the covenants, terms or conditions of this Sublease, or to exercise any option of Sublessor herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant, term, condition or option, but the same shall continue and remain in full force and effect. The receipt by Sublessor of rent with knowledge of the breach of any covenant, term, condition or provision hereunder shall not be deemed to be a waiver of such breach, and no waiver by Sublessor of any such covenant, term, condition or provision, or of the breach thereof, shall be deemed to have been made by Sublessor unless expressly agreed to in writing by Sublessor. No acceptance of partial payment of rent or any other payments required hereunder shall be deemed to be in full satisfaction of the amount due unless agreed to in writing by Sublessor.

            21. The parties agree that this Sublease shall not become effective for any purpose unless and until it and the Tenant Work have been consented to in writing by Landlord and by any other entities whose consent is required under the Lease ("Third

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                                                                              16

Parties"). Sublessor shall reasonably promptly after receipt of fully executed copies of this Sublease submit the same to Landlord and any Third Parties for its/their consent; provided, however, that Sublessor shall not be required to make any payments or commence any action or proceeding in order to obtain any such consent and shall not in any event be liable to Sublessee for any failure to obtain same. Sublessor shall use its best efforts to facilitate the obtaining of Landlord's consent to this Sublease and the Tenant Work as soon as possible. Sublessee shall fully cooperate with Sublessor and Landlord and any Third Parties in order to obtain the necessary consent(s) including, but not limited to, promptly supplying such information and/or documentation as Landlord and/or any Third Parties may request in connection therewith. If the consent of Landlord and that of any Third Parties is not obtained within forty-five (45) days after full execution and delivery of this Sublease (or if Sublessor exercises its option to extend the period within which such consent(s) must be obtained as noted below, within seventy-five (75) day after full execution and delivery of this Sublease) then either party may, upon written notice to the other, cancel this Sublease, provided the party wishing to cancel has fully complied with its agreements and obligations under this Section. Upon such cancellation Sublessor shall, so long as Sublessee has not occupied the Subleased Premises for any purposes, refund to Sublessee any item of rent or additional rent paid by Sublessee, and Sublessor and Sublessee shall be entirely relieved of any further obligations under this Sublease other than the terms and provisions of Paragraph 15 of this Sublease which shall survive such cancellation. Notwithstanding anything to the contrary herein contained, Sublessor shall have the unilateral right, at its option, to extend for an additional thirty (30) days the period for obtaining the necessary consent(s).

            22. The respective successors and assigns of Sublessor and Sublessee, subject to the foregoing provisions as to transfers, assignments, insolvency or by operation of law or legal process, shall bear the burdens and enjoy the benefits of all of the covenants, terms, conditions, privileges and agreements contained in or acquired by the provisions of this Sublease, the same as if such successors and assigns had been specifically mentioned in each and every case where Sublessor or Sublessee is mentioned.

            23. All notices provided for hereunder shall be in writing and sent by express courier service or by registered or certified mail, return receipt requested, to the Sublessor courier service or by registered or certified mail, return receipt requested, to the Sublessor, c/o Viacom Realty Corporation, 1515 Broadway, New York, New York, 10036-5794, Attention: Mr. David H. Williamson, with a copy thereof similarly sent to Viacom Inc., 1515 Broadway, New York, New York, 10036-5794, Attention: General Counsel, and to the Sublessee at the Subleased Premises, Attention: Chief Executive Officer. Either party may at any time change the address for such notices by mailing to the other party as aforesaid a notice setting forth the changed address.

            24. Sublessor and Sublessee each represent to the other that there was no real estate broker involved with respect to this transaction other than Insignia/ESG, Inc. ("IESG") and Williams Real Estate Co., Inc. ("Williams"). Sublessor and Sublessee hereby indemnify and hold each other harmless from and against any and all claims by any other broker or agent claiming by, through or under the indemnifying party with respect to this Sublease. Sublessor shall be responsible for payment of any commissions due IESG pursuant to a separate agreement between Sublessor and IESG, and IESG shall be responsible for payment of any commissions due Williams pursuant to a separate agreement between IESG and Williams.

            25. Time shall be of the essence for the performance of each and every term, condition and covenant of this Sublease on the part of Sublessee or Sublessor to be performed.

            26. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE SUBLEASED PREMISES ARE LOCATED EXCLUDING (TO THE

GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN SUCH STATE.

            27. If any term or other provision of this Sublease is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Sublease shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Sublease so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            28. Each party represents and warrants to the other party that this Sublease has been duly authorized and the party signing on its behalf is so authorized to execute this Sublease.

            29. This Sublease, together with any exhibits and schedules hereto, constitute the entire agreement of the parties hereto with respect to the subject matter thereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter thereof. This Sublease may not be modified or amended except by a written agreement signed by the parties hereto. Any party to this Sublease may (a) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (b) waive compliance with any of the agreements or conditions of another party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Sublease. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

            30. This Sublease may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            31. The parties hereto understand and agree that no contract or agreement providing for the transactions contemplated hereby shall be deemed to exist unless and until a definitive agreement has been executed and delivered. Each party hereto also agrees that unless and until a definitive agreement has been executed and delivered, neither party hereto will have any legal obligations of any kind whatsoever with respect to the transactions contemplated hereby.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the date and year first above written.

                                SUBLESSOR:
                                SONICNET LLC

                                BY:
                                       ---------------------------
                                Name:
                                       ---------------------------
                                Title:
                                       ---------------------------

                                SUBLESSEE:
                                BIGFOOT INTERACTIVE, INC.

                                BY:
                                       ---------------------------
                                Name:
                                       ---------------------------
                                Title:
                                       ---------------------------

                                   EXHIBIT "A"

                                   TENANT WORK

1.    Creation of new entrance and reception.

2.    Demolition of internal drywall partitions.

3.    Paint and carpet of entire space.

4.    Electrical modifications, as required.

5.    Modifications to HVAC distribution system, as required.